                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                       CORRECTIONS CORPORATION OF AMERICA

                     AND EACH OF THE GUARANTORS NAMED HEREIN

                          ============================

                             SUPPLEMENTAL INDENTURE

                             Dated as of May 7, 2003

                          7 1/2% SENIOR NOTES DUE 2011

                          ============================

                          ----------------------------

                         U. S. Bank National Association

                                     Trustee

                          ============================

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                      Indenture Section
310(a)(1)...................................................................             7.10
   (a)(2)...................................................................             7.10
   (a)(3)...................................................................             N.A.
   (a)(4)...................................................................             N.A.
   (a)(5)...................................................................             7.10
   (b)......................................................................             7.10
   (c)......................................................................             N.A.
311(a)......................................................................             7.11
   (b)......................................................................             7.11
   (c)......................................................................             N.A.
312(a)......................................................................             2.05
   (b)......................................................................            12.03
   (c)......................................................................            12.03
313(a)......................................................................             7.06
   (b)(2)...................................................................          7.06; 7.07
   (c)......................................................................         7.06; 12.02
   (d)......................................................................             7.06
314(a)......................................................................      4.03;12.02; 12.05
   (c)(1)...................................................................            12.04
   (c)(2)...................................................................            12.04
   (c)(3)...................................................................             N.A.
   (e)......................................................................            12.05
   (f)......................................................................             N.A.
315(a)......................................................................             7.01
   (b)......................................................................          7.05,12.02
   (c)......................................................................             7.01
   (d)......................................................................             7.01
   (e)......................................................................             6.11
316(a) (last sentence)......................................................             2.09
   (a)(1)(A)................................................................             6.05
   (a)(1)(B)................................................................             6.04
   (a)(2)...................................................................             N.A.
   (b)......................................................................             6.07
   (c)......................................................................             2.12
317(a)(1)...................................................................             6.08
   (a)(2)...................................................................             6.09
   (b)......................................................................             2.04
318(a)......................................................................            12.01
   (b)......................................................................             N.A.
   (c)......................................................................            12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               Page
                                         CORRECTIONS CORPORATION OF AMERICA

                                                     ARTICLE 1.
                                           DEFINITIONS AND INCORPORATION
                                                    BY REFERENCE

Section 1.01      Definitions.................................................................................   1
Section 1.02      Other Definitions...........................................................................  20
Section 1.03      Incorporation by Reference of Trust Indenture Act...........................................  20
Section 1.04      Rules of Construction.......................................................................  20

                                                     ARTICLE 2.
                                                     THE NOTES

Section 2.01      Form and Dating.............................................................................  21
Section 2.02      Execution and Authentication................................................................  21
Section 2.03      Registrar and Paying Agent..................................................................  22
Section 2.04      Paying Agent to Hold Money in Trust.........................................................  22
Section 2.05      Holder Lists................................................................................  22
Section 2.06      Transfer and Exchange.......................................................................  23
Section 2.07      Replacement Notes...........................................................................  25
Section 2.08      Outstanding Notes...........................................................................  25
Section 2.09      Treasury Notes..............................................................................  26
Section 2.10      Temporary Notes.............................................................................  26
Section 2.11      Cancellation................................................................................  26
Section 2.12      Defaulted Interest..........................................................................  26

                                                     ARTICLE 3.
                                             REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee..........................................................................  27
Section 3.02      Selection of Notes to Be Redeemed or Purchased..............................................  27
Section 3.03      Notice of Redemption........................................................................  27
Section 3.04      Effect of Notice of Redemption..............................................................  28
Section 3.05      Deposit of Redemption or Purchase Price.....................................................  28
Section 3.06      Notes Redeemed or Purchased in Part.........................................................  29
Section 3.07      Optional Redemption.........................................................................  29
Section 3.08      Mandatory Redemption........................................................................  29
Section 3.09      Offer to Purchase by Application of Excess Proceeds.........................................  29

                                                     ARTICLE 4.
                                                     COVENANTS

Section 4.01      Payment of Notes............................................................................  31
Section 4.02      Maintenance of Office or Agency.............................................................  31
Section 4.03      Reports.....................................................................................  32
Section 4.04      Compliance Certificate......................................................................  33
Section 4.05      Taxes.......................................................................................  33
Section 4.06      Stay, Extension and Usury Laws..............................................................  34
Section 4.07      Restricted Payments.........................................................................  34

Section 4.08      Dividend and Other Payment Restrictions Affecting Subsidiaries..............................  37
Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock..................................  39
Section 4.10      Asset Sales.................................................................................  41
Section 4.11      Transactions with Affiliates................................................................  43
Section 4.12      Liens.......................................................................................  44
Section 4.13      Business Activities.........................................................................  44
Section 4.14      Corporate Existence.........................................................................  44
Section 4.15      Offer to Repurchase Upon a Change of Control................................................  45
Section 4.16      Limitation on Sale and Leaseback Transactions...............................................  46
Section 4.17      Payments for Consent........................................................................  47
Section 4.18      Additional Note Guarantees..................................................................  47
Section 4.19      Designation of Restricted and Unrestricted Subsidiaries.....................................  47

                                                     ARTICLE 5.
                                                     SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets....................................................  47
Section 5.02      Successor Corporation Substituted...........................................................  48

                                                     ARTICLE 6.
                                               DEFAULTS AND REMEDIES

Section 6.01      Events of Default...........................................................................  49
Section 6.02      Acceleration................................................................................  50
Section 6.03      Other Remedies..............................................................................  51
Section 6.04      Waiver of Past Defaults.....................................................................  51
Section 6.05      Control by Majority.........................................................................  51
Section 6.06      Limitation on Suits.........................................................................  51
Section 6.07      Rights of Holders of Notes to Receive Payment...............................................  52
Section 6.08      Collection Suit by Trustee..................................................................  52
Section 6.09      Trustee May File Proofs of Claim............................................................  52
Section 6.10      Priorities..................................................................................  53
Section 6.11      Undertaking for Costs.......................................................................  53

                                                     ARTICLE 7.
                                                      TRUSTEE

Section 7.01      Duties of Trustee...........................................................................  53
Section 7.02      Rights of Trustee...........................................................................  54
Section 7.03      Individual Rights of Trustee................................................................  55
Section 7.04      Trustee's Disclaimer........................................................................  55
Section 7.05      Notice of Defaults..........................................................................  55
Section 7.06      Reports by Trustee to Holders of the Notes..................................................  55
Section 7.07      Compensation and Indemnity..................................................................  56
Section 7.08      Replacement of Trustee......................................................................  57
Section 7.09      Successor Trustee by Merger, etc............................................................  57
Section 7.10      Eligibility; Disqualification...............................................................  58
Section 7.11      Preferential Collection of Claims Against Company...........................................  58

                                                     ARTICLE 8.
                                      LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance....................................  58
Section 8.02      Legal Defeasance and Discharge..............................................................  58
Section 8.03      Covenant Defeasance.........................................................................  59

Section 8.04      Conditions to Legal or Covenant Defeasance..................................................  59
Section 8.05      Deposited Money and Government Securities to be Held in Trust;
                  Other Miscellaneous Provisions..............................................................  60
Section 8.06      Repayment to Company........................................................................  61
Section 8.07      Reinstatement...............................................................................  61

                                                     ARTICLE 9.
                                          AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.........................................................  61
Section 9.02      With Consent of Holders of Notes............................................................  62
Section 9.03      Compliance with Trust Indenture Act.........................................................  63
Section 9.04      Revocation and Effect of Consents...........................................................  64
Section 9.05      Notation on or Exchange of Notes............................................................  64
Section 9.06      Trustee to Sign Amendments, etc.............................................................  64

                                                    ARTICLE 10.
                                                  NOTE GUARANTEES

Section 10.01     Guarantee...................................................................................  64
Section 10.02     Limitation on Guarantor Liability...........................................................  65
Section 10.03     Execution and Delivery of Note Guarantee....................................................  65
Section 10.04     Guarantors May Consolidate, etc., on Certain Terms..........................................  66
Section 10.05     Releases Following Sale of Assets...........................................................  67

                                                    ARTICLE 11.
                                             SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge..................................................................  67
Section 11.02     Application of Trust Money..................................................................  68

                                                    ARTICLE 12.
                                                   MISCELLANEOUS

Section 12.01     Trust Indenture Act Controls................................................................  68
Section 12.02     Notices.....................................................................................  69
Section 12.03     Communication by Holders of Notes with Other Holders of Notes...............................  70
Section 12.04     Certificate and Opinion as to Conditions Precedent..........................................  70
Section 12.05     Statements Required in Certificate or Opinion...............................................  70
Section 12.06     Rules by Trustee and Agents.................................................................  70
Section 12.07     No Personal Liability of Directors, Officers, Employees and Stockholders....................  71
Section 12.08     Governing Law...............................................................................  71
Section 12.09     No Adverse Interpretation of Other Agreements...............................................  71
Section 12.10     Successors..................................................................................  71
Section 12.11     Severability................................................................................  71
Section 12.12     Counterpart Originals.......................................................................  71
Section 12.13     Table of Contents, Headings, etc............................................................  71

                                    EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF NOTATION OF GUARANTEE
Exhibit C         FORM OF SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE dated as of May 7, 2003 among Corrections Corporation of America, a Maryland corporation (the "Company"), the Guarantors (as defined) and U. S. Bank, as trustee (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture dated as of May 7, 2003 (the "Base Indenture" and, as amended and supplemented by this Supplemental Indenture, the "Indenture");

         WHEREAS, Sections 2.02 and 9.01 of the Base Indenture provide, among other things, that the Company, the Guarantors and the Trustee may enter into a supplemental indenture to the Base Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Securities of any Series as permitted by Sections 2.02 and 9.01 of the Base Indenture;

         WHEREAS, clause (5) of Section 9.01 of the Base Indenture provides that the Company, the Guarantors and the Trustee may enter into a supplemental indenture changing or eliminating any provision of the Base Indenture; provided, that any such change shall become effective only when there is no Security outstanding (as defined in the Base Indenture);

         WHEREAS, at the time this Supplemental Indenture is being executed and delivered there are no Securities Outstanding;

         WHEREAS, the Company desires to establish and issue a new Series of the Company's 7 1/2% Senior Notes due 2011 (the "Notes") pursuant to the Base Indenture, as modified by this Supplemental Indenture; and

         WHEREAS the Company and the Guarantors desire to enter into a supplemental indenture pursuant to Sections 2.01 and 9.01 of the Base Indenture to supplement the Base Indenture to establish the form, terms and provisions of the Notes and to make deletions, modifications and additions to the Base Indenture pertaining to the Notes as contemplated by Sections 2.02 and 9.01 of the Base Indenture;

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto, for the benefit of each other and for the equal and proportionate benefit of all Persons who hereafter become Holders of Notes, hereby enter into this Supplemental Indenture which amends, modifies, supplements and restates (as applicable) the Base Indenture with respect to (and only with respect to) the Notes, as follows:

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      Definitions.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Notes" means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same Series as the Notes.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Amended and Restated Charter" means the Amended and Restated Charter of the Company adopted on September 29, 2000 as amended by that certain Amendment to Amended and Restated Charter dated May 15, 2001.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, that apply to such transfer or exchange.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights of the Company and/or any Restricted Subsidiary, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and 5.01 hereof and not by the provisions of
         Section 4.10 hereof; and

                  (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that involves the sale of assets or the issuance or sale of Equity Interests of a Restricted Subsidiary having a fair market value of less than $5.0 million;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

                  (5) the sale or other disposition of cash or Cash Equivalents; and

                  (6) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof.

         "Asset Swap" means an exchange of assets other than cash, Cash Equivalents or Equity Interests of the Company or any Subsidiary by the Company or a Restricted Subsidiary of the Company for:

                  (1)      one or more Permitted Businesses;

                  (2) a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses; and/or

                  (3)     one or more real estate properties.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Base Indenture" has the meaning set forth in the recitals hereof.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                  (1)      in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

                  (1)      United States dollars;

                  (2) Government Securities having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

                  (2) the approval by the holders of the Voting Stock of the Company of a plan relating to the liquidation or dissolution of the Company or if no such approval is required the adoption of a plan relating to the liquidation or dissolution of the Company by its Board of Directors;

                  (3) the consummation of any transaction (including without limitation any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company;

                  (4) the Company consolidates with, or merges with or into, any Person, or any Person consolidated with, or merger with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a 45% or more of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

                  (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Company" means Corrections Corporation of America, a Maryland corporation, and any and all successors thereto.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                  (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or Restricted Subsidiary of the Person;

                  (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

                  (4) the cumulative effect of a change in accounting principles will be excluded; and

                 (5) the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

         "Consolidated Net Income After Preferred Cash Dividend" means the difference between the Consolidated Net Income of the Company and the aggregate amount of payment of any cash dividends to the holders of the Company's Series A Preferred Stock or the Company's Series B Preferred Stock.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on the Issue Date; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Agreement" means that certain Third Amended and Restated Credit Agreement, by and among the Company and Lehman Commercial Paper, Inc., and other parties thereto, as amended by that certain First Amendment and Consent to Third Amended and Restated Credit Agreement, dated December 27, 2002, and that certain Second Amendment and Waiver to Third Amended and Restated Credit Agreement, dated April 28, 2003, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, to be entered into on or prior to the date of this Indenture, and in each case as amended, (and/or amended and restated) modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

         "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, (and/or amended and restated) restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Assets" means those correctional facilities owned by the Company that are located in San Diego, California; Walsenburg, Colorado; Nichols, Georgia; Alamo, Georgia; Tutweiler, Mississippi; Shelby, Montana; Cushing, Oklahoma; Holdenville, Oklahoma; Memphis, Tennessee; Washington, D.C.; and Whiteville, Tennessee, in each case so long as, and to the extent that, the Company or a Restricted Subsidiary has granted an option to purchase such facility (or provided for the reversion of the Company's ownership interest in all or a portion of such facility) pursuant to a Designated Asset Contract.

         "Designated Asset Contract" means each of the following contracts pursuant to which the Company has granted (a) an option to purchase a Designated Asset for the Designated Asset Value or (b) a right of reversion of all or a portion of the Company's ownership in such Designated Assets, in each case as in effect on the Issue Date: Standard Form Lease Agreement, East Mesa Detention Facility, dated October 30, 1997, between the County of San Diego and the Company; Lease Agreement, dated April 30, 1996, between Huerfano County and the Company; Request for Proposal Number 0467-019-955259 Issues on Behalf of the Georgia Department of Corrections re: Bid of Private Prisons in Coffee and Wheeler Counties; Contract No. 467-019-955259-1, dated July 24, 1996, between the Georgia Department of Corrections and the Company; Contract No. 467-019-955259-2, dated July 24, 1996, between the Georgia Department of Corrections and the Company; Agreement, dated October 6, 1998, between the Tallahatchie County Correctional Authority and the Company, as amended by that certain Amendment No. 1 to Agreement dated May 18, 2000, between the Tallahatchie County Correctional Authority and the Company; Contract for Facility Development -- Design, Build, dated July 22, 1998, between the Montana Department of Corrections and the Company; Contractual Agreement, dated July 1, 1997, between the State of Oklahoma Department of Corrections and the Company; Correctional Services Contract, dated July 1, 1998, between the State of Oklahoma Department of Corrections and the Company; Lease Agreement, dated April 15, 1985, between the County of Shelby and the Company; Contract, dated February 25, 1986, between the Tennessee Department of Finance and Administration and the Company; Lease Agreement, dated January 1997, between the District of Columbia and the Company; and Incarceration Agreement, dated October 23, 2002, between the State of Tennessee,

Department of Correction and Hardeman County, Tennessee and the related Contract for the Lease of Whiteville Correctional Facility, dated October 9, 2002, between Hardeman County, Tennessee and CCA.

         "Designated Asset Value" means the aggregate consideration specified in a Designated Asset Contract to be received by the Company upon the exercise of an option to acquire a Designated Asset pursuant to the terms of a Designated Asset Contract.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States (but not the laws of Puerto Rico) or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means an offering by a Person of its shares of Equity Interests (other than Disqualified Stock) however designated and whether voting or non-voting, and any and all rights, warrants or options to acquire such Equity Interests (other than Disqualified Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and original issue discount and other non-cash interest payments; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than (i) dividends on Equity Interests payable in Equity Interests of the Company (other than Disqualified Stock), (ii) dividends to the Company or a Restricted Subsidiary of the Company, or (iii) up to $10,750,000 paid on January 15, 2002, as accrued but unpaid dividends in arrears on shares of the Company's Series A Preferred Stock, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective cash tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession as amended and/or modified from time to time.

         "Global Notes" means, a Note, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(b)(1), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities).

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, but not any Indebtedness of the Company under the Forward Delivery Deficits Agreement, dated as of September 25, 1997, by and between the Company and Wachovia Bank, National Association (formerly known as "First Union National Bank"), as trustee, or under the Debt Service Deficits Agreement, dated as of January 1, 1997, by and between the Company and Hardeman County Correctional Facilities Corporation, each as in effect on the Issue Date, provided that and for so long as such Indebtedness is not required to be classified as debt of the Company or any Restricted Subsidiary pursuant to GAAP.

         "Guarantors" means each of:

                  (1)      the guarantors listed on the signature pages hereto;
         and

                  (2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                  (1)      in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3)      in respect of banker's acceptances;

                  (4)      representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                  (6)      representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

                  (3) with respect to Hedging Obligations, the amount of Indebtedness required to be recorded as a liability in accordance with GAAP.

         "Indenture" means the Base Indenture, as amended or supplemented from time to time by this Supplemental Indenture and one or more other supplemental indentures thereto applicable to the Notes, if any.

         "Initial Notes" means the first $200.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof.

         "Issue Date" means May 7, 2003.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or in Boston, Massachusetts or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "MDP Notes" means those certain 10.0% convertible subordinated notes due December 31, 2008 issued pursuant to that certain Note Purchase Agreement, dated as of December 31, 1998, as amended on June 30, 2000, between the Company, on the one hand, and MDP Ventures IV, LLC and certain affiliated purchasers, on the other hand.

         "Net Income" means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

                  (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

                  (3) any loss resulting from impairment of goodwill recorded on the consolidated financial statement of a Person pursuant to SFAS No. 142 "Goodwill and Other Intangible Assets;"

                  (4) any loss resulting from the change in fair value of a derivative financial instrument pursuant to SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities;" and

                  (5)      amortization of debt issuance costs.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset
Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

         "Notes" means the $250.0 million in aggregate principal amount of the Company's 7 1/2% Senior Notes due 2011 issued pursuant to this Indenture and any Additional Notes designated by the Company as the same Series as such Notes and issued under this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Permitted Business" means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses reasonably related thereto or ancillary or incidental thereto or a reasonable extension thereof, including the privatization of governmental services.

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

                  (2)      any Investment in cash or Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such
         Investment:

                           (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

                           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company that is a Guarantor;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                  (7)      Hedging Obligations; and

                  (8) other Investments in any other Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) not to exceed $35.0 million;

                  (9) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (10) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary not to exceed $5.0 million outstanding at any one time for all loans or advances under this clause (10);

                  (11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

                  (12)     Investments in existence on the Issue Date;

                  (13) Guarantees issued in accordance with Section 4.09 hereof; and

                  (14) Investments that are made with Equity Interests of the Company (other than Disqualified Stock of the Company).

         "Permitted Liens" means:

                  (1) Liens on real or personal property of the Company and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of this Indenture to be incurred;

                  (2)      Liens in favor of the Company or the Guarantors;

                  (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

                  (4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section
         4.09 hereof covering only the assets acquired with such Indebtedness;

                  (7)      Liens existing on the Issue Date;

                  (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (9) Liens securing Permitted Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

                  (10) Attachment or judgment Liens not giving rise to a Default or an Event of Default;

                  (11)     Liens on the Capital Stock of Unrestricted
         Subsidiaries;

                  (12) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $15.0 million at any one time outstanding;

                  (13) pledges or deposits under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

                  (14) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions; if any, as shall be required by GAAP shall have been made in respect thereof;

                  (15) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of the Company or a Restricted Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or such Restricted Subsidiary;

                  (16) Liens securing Hedging Obligations so long as the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;

                  (17) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; and

                  (18) normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in repayment of, exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, repay, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness and Disqualified Stock of the Company or a Restricted Subsidiary); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, repaid, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, repaid defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "PMI Notes" means those certain convertible subordinated notes issued pursuant to that certain Note Purchase Agreement, dated as of December 31, 1998, as amended on June 30, 2000 and on March 5, 2001, and as may be further amended through the date of this Supplemental Indenture, between the Company and PMI Mezzanine Fund, L.P.

         "Qualified Trust" means a trust or other special purpose vehicle formed for the sole purpose of, and which is limited by its charter or other organizational documents to conduct no business other than, issuing Qualified Trust Preferred Stock and lending the proceeds from such issuance to the Company.

         "Qualified Trust Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary to a Qualified Trust (a) in an aggregate principal amount not exceeding the amount of funds raised by such trust from the issuance of Qualified Trust Preferred Stock and (b) that by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the Qualified Trust or the holder of any Qualified Trust Preferred Stock), or upon the happening of any event, does not mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Qualified Trust or any holder of the Qualified Trust Preferred Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that such Qualified Trust Indebtedness may be redeemed pursuant to its terms upon a change of control of the Company if the terms of such Qualified Trust Indebtedness (a) define a "change of control" in a manner that is not more expansive than the definition contained in this Indenture and (b) explicitly provide that no payment shall be made with respect to such indebtedness upon a change of control unless and until the Company has complied with Section 4.15 hereof and purchases all Notes properly tendered and not withdrawn pursuant to a Change of Control Offer to the extent required by this Indenture.

         "Qualified Trust Preferred Stock" means a preferred stock or preferred interest in a Qualified Trust the net proceeds from the issuance of which are used to finance Qualified Trust Indebtedness and that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Qualified Trust Preferred Stock), or upon the happening of any event, does not mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Qualified Trust Preferred Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of the Company means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to another Person and the Company or a Restricted Subsidiary leases it from such Person other than a lease properly characterized pursuant to GAAP as a capital lease obligation.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Stock" means the 8% Series A Cumulative Preferred Stock of the Company described in the Company's Amended and Restated Charter.

         "Series B Preferred Stock" means the Series B Cumulative Convertible Preferred Stock of the Company described in the Company's Amended and Restated Charter.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Stockholder Litigation" means that certain action styled Dasburg, S.A.
v. Corrections Corporation of America, et al., Civil Action No. 98-2391-III, filed in the Chancery Court for the State of Tennessee, Twentieth District, Davidson County, and constituting the state court portion of previously outstanding federal and state stockholder litigation against the Company.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unoccupied Facility" means any prison facility owned by the Company or a Restricted Subsidiary which for the twelve month period ending on the date of measurement has had an average occupancy level of less than 15%.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (1)      has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, or liquidation preference, as the case may be, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness.

Section 1.02      Other Definitions.

                                                                                          Defined
                                                                                            in
                                        Term                                              Section
                                        ----                                              -------
"Affiliate Transaction".............................................................       4.11
"Asset Sale Offer"..................................................................       3.09
"Authentication Order"..............................................................       2.02
"Change of Control Offer"...........................................................       4.15
"Change of Control Payment".........................................................       4.15
"Change of Control Payment Date"....................................................       4.15
"Covenant Defeasance"...............................................................       8.03
"DTC"...............................................................................       2.03
"Event of Default"..................................................................       6.01
"Excess Proceeds"...................................................................       4.10
"incur".............................................................................       4.09
"Legal Defeasance"..................................................................       8.02
"Offer Amount"......................................................................       3.09
"Offer Period"......................................................................       3.09
"Paying Agent"......................................................................       2.03
"Permitted Debt"....................................................................       4.09
"Purchase Date".....................................................................       3.09
"Registrar".........................................................................       2.03
"Restricted Payments"...............................................................       4.07

Section 1.03     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5)      "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions; and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01     Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the terms of the Indenture will control.

         (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02     Execution and Authentication.

         An Officer must sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will, upon receipt of a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03     Registrar and Paying Agent.

         The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04     Paying Agent to Hold Money in Trust.

         The Company will require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05     Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06      Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

                  (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

                  (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

         Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Legends. The following legend will appear on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS

MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         (c) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (d)      General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5)      The Company will not be required:

                           (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among beneficial owners of interests in any Global
         Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07      Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an affidavit of loss and indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10      Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes. After preparation of Definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2)      the redemption date;

                  (3)      the principal amount of Notes to be redeemed; and

                  (4)      the redemption price.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if the Notes are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the Trustee shall deem fair and appropriate.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.

         The notice will identify the Notes to be redeemed and will state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4)      the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption or Purchase Price.

         Prior to 10:00 a.m. New York City time on the relevant redemption or purchase price date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      Optional Redemption

         (a) At any time on or prior to May 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 107.5% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

         (b) Except pursuant to the preceding paragraph, the Notes are not redeemable at the Company's option prior to May 1, 2007.

         (c) Beginning May 1, 2007 the Company may, at its option, redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year                                                                                  Percentage
----                                                                                  ----------
2007.............................................................................      103.750%
2008.............................................................................      101.875%
2009 and thereafter..............................................................      100.000%

Section 3.08      Mandatory Redemption.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall be made to all Holders and, at the Company's option, all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (2)      the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01      Payment of Notes.

         The Company will pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds in U.S. Legal Tender and designated for and sufficient to pay all principal, premium, if any, and interest then due. If the Company or Subsidiary is acting as Paying Agent, the Company shall, prior to 10:00 a.m. New York City time on the due date, segregate and hold in trust U.S. Legal Tender sufficient to make payments of principal, premium and interest due on such date.

         The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 4.02      Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee, being U.S. Bank National Association, located at 100

Wall Street, Suite 1600, New York, New York 10005, or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03      Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within 5 days of the time periods specified in the SEC's rules and regulations:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request. The Company will at all times comply with TIA Section 314(a).

         If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         (b) The Trustee shall not be under a duty to review or evaluate any report or information delivered to the Trustee pursuant to the provisions of this Section 4.03 for the purposes of making such reports available to it and to the Holders of Notes who may request such information. Delivery of such reports, information and documents to the Trustee as may be required under this Section
4.03 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         (c) For so long as any Notes remain outstanding, the Company and the Guarantors will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04      Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to his or her knowledge after due inquiry the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge after due inquiry no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that a Default or Event of Default under this Indenture has occurred insofar as they relate to accounting matters or the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

         The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's, or any Restricted Subsidiary's, Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company's or any Restricted Subsidiary's Equity Interests in their capacity as such (other than dividends or distributions (i) payable in Equity Interests (other than Disqualified Stock) of the Company or (ii) payable to the Company and/or a Restricted Subsidiary of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof or a payment of principal or interest on Indebtedness owed to the Company or any of its Restricted Subsidiaries; or

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

         unless, at the time of and after giving effect to such Restricted
         Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after May 3, 2002 (excluding

         Restricted Payments permitted by clauses (2), (3), (4), (5), (7), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

                           (a) 50% of the Consolidated Net Income After Preferred Cash Dividend of the Company, for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after May 3, 2002 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                           (b) 100% of the aggregate net cash proceeds received by the Company since May 3, 2002 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                           (c) to the extent that any Restricted Investment (other than a Restricted Investment permitted by clause (5) of the next succeeding paragraph) that was made after May 3, 2002 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                           (d)      to the extent that any Unrestricted
                  Subsidiary of the Company is redesignated as a Restricted Subsidiary after May 3, 2002, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

                           (e)      $10.0 million.

         So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

                  (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (5) (a) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $2.5 million in the aggregate during any calendar year and $10.0 million in the aggregate for all such redemptions and repurchases; provided further, that the Company may carry-forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such redemptions or repurchases permitted to have been made but not made in any preceding calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds from the sale of Capital Stock of the Company to existing or former employees of the Company or any Subsidiary of the Company after the date the Notes are originally issued (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(b) of the preceding paragraph) plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Subsidiaries after the date the Notes are originally issued less (iii) the amount of any Restricted Payments previously made pursuant to clause (i) and (ii) of this clause (5)(a); and (b) loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $10.0 million at any one time outstanding;

                  (6) the declaration and payment by the Company of a dividend consisting of Qualified Trust Preferred Stock with a fair market value that is not greater than is necessary in order to preserve the Company's eligibility to elect Real Estate Investment Trust status with respect to its 1999 taxable year;

                  (7) the repurchase, redemption or other acquisition or retirement for value of up to $130.0 million in liquidation preference of the Series B Preferred Stock if the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof;

                  (8) repurchases of Equity Interests of the Company deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

                  (9) the declaration and payment of dividends on the Company's Series A Preferred Stock and Series B Preferred Stock in accordance with terms of the Series A Preferred Stock and Series B Preferred Stock as in effect on the Issue Date;

                  (10) the payment of the liquidation preference of and all accrued and unpaid interest on 100% of issued and outstanding shares of the Company's Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock as in effect on the Issue Date and the notice of redemption to be given by CCA on the Issue Date;

                  (11) the redemption pursuant to their terms of all MDP Notes or PMI Notes that remain outstanding on the applicable redemption date after the Company sends notice of such redemption to the holders of such notes, provided that (i) the Company converts all MDP Notes and PMI Notes pursuant to their terms upon the proper request of a holder of such notes and (ii) the fair market value of the common stock received upon such conversion (measured as of the date the notice of redemption is given) is not less than one and one half times the proceeds such holder would receive pursuant to such redemption;

                  (12) the repurchase, redemption or other acquisition or retirement for value of the shares of Series A Preferred Stock issued and outstanding on the Issue Date with the net proceeds from the issuance by a Qualified Trust of Qualified Trust Preferred Stock; and

                  (13) Restricted Payments not otherwise permitted in an amount not to exceed $25.0 million.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Except with respect to any Restricted Payment permitted pursuant to clauses (1)-(13) of the immediately preceding paragraph, not later than 10 days following the end of the fiscal quarter in which such Restricted Payment was made, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08      Dividend and Other Payment Restrictions Affecting Subsidiaries

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

                  (2)      this Indenture, the Notes, and the related Note
         Guarantees;

                  (3)      applicable law;

                  (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (5) customary non-assignment provisions of any contract entered into in the ordinary course of business and customary provisions restricting subletting of any interest in real property contained in any lease or easement agreement of the Company or any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien and which Indebtedness and which Lien was permitted by this Indenture;

                  (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

                  (7) any agreement for the sale or other disposition of all or substantially all of the assets or capital stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition of all or substantially all of the assets or capital stock of such Restricted Subsidiary;

                  (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness with respect to dividends and other payments are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (9) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

                  (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

                  (12) any encumbrance or restriction pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary.

Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance of Disqualified Stock, as set forth below (collectively, "Permitted Debt"):

                  (1) the incurrence by the Company and any Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed $715.0 million;

                  (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

                  (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $25.0 million at any time outstanding;

                  (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) or Disqualified Stock that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clauses (2), (3), (4), (5), or (12) of this paragraph;

                  (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or the refinancing or replacement of existing intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that: (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                  (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or for hedging foreign currency exchange risk, in each case to the extent the Hedging Obligations are incurred in the ordinary course of business and not for any speculative purpose;

                  (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

                  (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued interest;

                  (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, including Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, incurred in respect of workers' compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business; provided, that the underlying obligation to perform is that of the Company and its Restricted Subsidiaries and not that of the Company's Unrestricted Subsidiaries; provided further, that such underlying obligation is not in respect of borrowed money;

                  (11) the issuance of Series B Preferred Stock by the Company solely for the purpose of the payment of dividends to the holders of the Series B Preferred Stock made in accordance with the Company's Amended and Restated Charter;

                  (12) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $60.0 million;

                  (13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, including but not limited to Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of the Company or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

                  (14) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of incurrence;

                  (15) the incurrence by the Company or a Restricted Subsidiary of Qualified Trust Indebtedness the proceeds of which are used to finance a Restricted Payment permitted by clauses (6) or (12) of the second paragraph of Section 4.07 hereof; and

                  (16) the incurrence by the Company of indebtedness expressly subordinated to the Notes not to exceed an aggregate principal amount of $2.9 million in satisfaction of the Stockholder Litigation.

         The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

         For purposes of determining compliance with the provisions in this Indenture relating to this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Section 4.10      Asset Sales

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to (a) the fair market value of the assets (other than Designated Assets) or Equity Interests issued or sold or otherwise disposed of and (b) the Designated Asset Value of the Designated Assets sold or otherwise disposed of;

                  (2) the fair market value or Designated Asset Value, as applicable, is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                  (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this clause (3) only, each of the following will be deemed to be cash:

                           (a) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary

                  (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

                           (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 90 days of the applicable Asset Sale by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

                           (c) 100% of the securities, notes or other obligations or Indebtedness actually received by the Company as consideration for the sale or other disposition of a Designated Asset pursuant to the terms of a Designated Asset Contract, but only to the extent that such securities, notes or other obligations or Indebtedness were explicitly required to be included, or permitted to be included solely at the option of the purchaser, in such consideration pursuant to the terms of the applicable Designated Asset Contract; and

                           (d) 100% of the Indebtedness actually received by the Company as consideration for the sale or other disposition of an Unoccupied Facility.

         Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may engage in Asset Swaps; provided that, (1) immediately after giving effect to such Asset Swap, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (2) the Board of Directors of the Company determines that the fair market value of the assets received by the Company in the Asset Swap is not less than the fair market value of the assets disposed of by the Company in such Asset Swap and such determination is evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds:

                  (1) to repay permanently Indebtedness under a Credit Facility and, if the Indebtedness permanently repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

                  (3) to make a capital expenditure (provided, that the completion of (i) construction of new facilities, (ii) expansions to existing facilities, and (iii) repair or reconstruction of damaged or destroyed facilities which commences within 360 days after the receipt of any Net Proceeds from an Asset Sale by the Company may extend for an additional 360 day period if the Net Proceeds to be used for such construction, expansion or repair are committed to and set aside specifically for such activity within 360 days of their receipt);

                  (4) to acquire other long-term assets that are used or useful in a Permitted Business; or

                  (5) with respect to the sale of the Northeast Ohio Correctional Facility in Youngstown, Ohio, the Company may use 50% of the Net Proceeds from such sale to repurchase, redeem or otherwise acquire or retire for value shares of the Company's Series B Preferred Stock.

         Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. For avoidance of doubt, prior to being required to permanently reduce revolving credit facility commitments, the Company shall have the option of making an Asset Sale Offer in accordance with the terms of this Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an Asset Sale Offer to all Holders of Notes and, at the Company's option, all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.11      Transactions with Affiliates

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2)      the Company delivers to the Trustee:

                           (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this
                  Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                           (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

                  (1) any employment or indemnity agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

                  (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

                  (6)      Restricted Payments that are permitted by Section
         4.07 hereof; and

                  (7) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries.

Section 4.12      Liens

         The Company shall not and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13      Business Activities

         The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14      Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                  (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15      Offer to Repurchase Upon a Change of Control

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 business days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

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         The Company shall comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 or this Section 4.15 by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         The paying agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

         The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Indenture are applicable.

         (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.16      Limitation on Sale and Leaseback Transactions

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Guarantor may enter into a Sale and Leaseback Transaction if:

                  (1) the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to
         Section 4.12 hereof;

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                  (2)      the gross cash proceeds of that Sale and Leaseback
         Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

                  (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.17      Payments for Consent

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18      Additional Note Guarantees

         If any Subsidiary of the Company that is not a Guarantor enters into a Guarantee of a Credit Facility or any part of the Indebtedness created under Credit Facilities permitted to be incurred pursuant to clause (1) of the second paragraph of Section 4.09 hereof, then that Subsidiary shall become a Guarantor and shall execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 10 business days of the date on which it was acquired or created. The form of such Note Guarantee is attached as Exhibit B hereto.

Section 4.19      Designation of Restricted and Unrestricted Subsidiaries

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be Investments made as of the time of the designation, subject to the limitations on Restricted Payments. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets.

         The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

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

                  (1) either: (a) the Company or any Restricted Subsidiary is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or any Restricted Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or any Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction no Default or Event of Default exists; and

                  (4) the Company, the Restricted Subsidiary, or the other Person formed by or surviving any such consolidation or merger (if other than the Company or a Restricted Subsidiary), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

         The covenant described under this Section 5.01 shall not apply to: (i) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries; (ii) any merger of a Restricted Subsidiary into the Company or another Restricted Subsidiary; (iii) any merger of the Company into a wholly-owned Restricted Subsidiary created for the purpose of holding the Equity Interests of the Company; or (iv) a merger between the Company and a newly-created Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States.

Section 5.02      Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

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                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

         Each of the following is an "Event of Default":

                  (1) the Company defaults for 30 days in the payment when due of interest on the Notes;

                  (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

                  (3) the Company or any of its Subsidiaries fails to comply with the provisions of Section 4.10, 4.15 or 5.01 hereof;

                  (4) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 consecutive days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

                  (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

                           (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (B)      results in the acceleration of such
                  Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more, provided that any default described in clause (a) or (b) above on the MDP Notes shall not constitute an Event of Default pursuant to this clause (5) so long as the Company cures such default within 30 days of a final judgment by a court of competent jurisdiction that such default on the MDP Notes exists or that any alleged unpaid principal or interest on the MDP Notes is due and owing, which judgment is not stayed, paid or discharged within such 30 day period;

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (7) the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

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

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its creditors, or

                           (E) generally is not paying its debts as they become due;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                           (B) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                           (C) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (9) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee.

Section 6.02      Acceleration.

         In the case of an Event of Default specified in clause (7) or (8) of
Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

         Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on

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

behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03      Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee shall be entitled to take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

Section 6.06      Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

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                  (3)      such Holder of a Note or Holders of Notes offer and,
         if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10      Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First:   to the Trustee, its agents and attorneys for amounts
         due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

                  Third:   to the Company or to such party as a court of
         competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01      Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

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

         However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

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         (f)      The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes governed by this Indenture.

         (h) The rights, privileges, immunities and benefits given to the Trustee hereunder, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee consistent with the terms of this Indenture to act hereunder.

         (i) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, as described in the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in

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TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA
Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      Compensation and Indemnity.

         (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee shall from time to time agree in writing. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c)      The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

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Section 7.08      Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

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Section 7.10      Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

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                  (4)      this Article 8.

         Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and
4.19 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) and Section 6.01(9) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                           (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                           (B) since the Issue Date, there has been a change in the applicable federal income tax law,

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                  in either case to the effect that, and based thereon such
                  Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                  (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized

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firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 10 hereof;

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                  (4)      to make any change that would provide any additional
         rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

                  (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) to conform the text of the Indenture, the Note Guarantees or the Notes to any provision contained in the "Description of Notes" in the Company's prospectus supplement dated May 2, 2003 with respect to the Notes to the extent that such provision in the "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes;

                  (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

                  (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

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         It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

                  (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in currency other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Notes (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof);

                  (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (9) make any change in the foregoing amendment and waiver provisions.

Section 9.03      Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

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Section 9.04      Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. If the Company so determines, the Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                                 NOTE GUARANTEES

Section 10.01     Guarantee.

         (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (1) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

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         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02     Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03     Execution and Delivery of Note Guarantee.

         To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 10, to the extent applicable.

Section 10.04     Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 10.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

                  (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (2)      either:

                           (a) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Note Guarantee on the terms set forth herein or therein; and

                           (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05     Releases Following Sale of Assets.

         In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

         Any Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1)      either:

                           (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                           (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

         In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 11.02 and Section 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02     Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the Trustee with respect to the money deposited with the Trustee pursuant to Section 11.01 hereof.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01     Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 12.02     Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Corrections Corporation of America
         10 Burton Hills Boulevard
         Nashville, Tennessee 37215
         Telecopier No.: (615) 263-3170
         Attention: Irving E. Lingo, Jr.

         With a copy to:

         Bass, Berry & Sims PLC
         AmSouth Center
         315 Deaderick Street, Suite 2700
         Nashville, Tennessee 37238-3001
         Telecopier No.:(615) 742-2709
         Attention: Howard Lamar

         If to the Trustee:

         U.S. Bank National Association
         One Federal Street, 3rd Floor
         Boston, Massachusetts 02110
         Telecopier No.: (617) 603-6683
         Attention: Patrick Thebado

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03     Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04     Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

         In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or certificates of public officials.

Section 12.06     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08     Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10     Successors.

         All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.

Section 12.11     Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12     Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13     Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of May 7, 2003

                                        CORRECTIONS CORPORATION OF AMERICA

                                        By /s/ John D. Ferguson
                                           -------------------------------
                                        Name:  John D. Ferguson
                                        Title: Chief Executive Officer

                                        GUARANTORS:

                                        CCA OF TENNESSEE, INC.
                                        PRISON REALTY MANAGEMENT, INC.
                                        TECHNICAL AND BUSINESS INSTITUTE
                                        OF AMERICA, INC.
                                        CCA INTERNATIONAL, INC.
                                        CCA PROPERTIES OF AMERICA, LLC
                                        CCA PROPERTIES OF ARIZONA, LLC
                                        CCA PROPERTIES OF TENNESSEE, LLC

                                        By /s/ John D. Ferguson
                                           ------------------------------
                                        Name:  John D. Ferguson
                                        Title: Chief Executive Officer

                                        CCA PROPERTIES OF TEXAS, L.P.

                                        By /s/ John D. Ferguson
                                           -------------------------------
                                        Name:  John D. Ferguson
                                        Title: Chief Executive Officer,
                                        CCA Properties of America, LLC, as
                                        General Partner

                                        Transcor America LLC

                                        By /s/ Todd J. Mullenger
                                           ------------------------------
                                        Name:  Todd J. Mullenger
                                        Title: Vice President, Treasurer

                                        RONALD LEE SUTTLES TRI-COUNTY
                                         EXTRADITION, INC.

                                        By /s/ Todd J. Mullenger
                                           -----------------------------
                                        Name:  Todd J. Mullenger
                                        Title: Vice President, Treasurer

                                          each as a Guarantor

                            Indenture Signature page

                                        TRUSTEE:
                                        U.S. BANK NATIONAL ASSOCIATION

                                        By /s/ Patrick E. Thebado
                                           -------------------------------
                                        Name:  Patrick E. Thebado
                                        Title: Vice President

                                                                       EXHIBIT A

                                  Face of Note

                                                                 CUSIP 22025YAD2

                          7 1/2% Senior Notes due 2011

No. 1                                                               $250,000,000

                       CORRECTIONS CORPORATION OF AMERICA

promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred and Fifty Million Dollars on May 1, 2011.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated: May 7, 2003

                                              CORRECTIONS CORPORATION OF AMERICA

                                              By:_______________________________
                                                 Name:
                                                 Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. Bank NATIONAL ASSOCIATION,
  as Trustee

By:_________________________________
        Authorized Signatory

                                  Back of Note

                          7 1/2% Senior Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Corrections Corporation of America, a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this Note at 7 1/2% per annum from May 7, 2003 until maturity. The Company will pay interest, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 1, 2003. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), to the Persons who are registered Holders of Notes at the close of business on the 15th of April or 15th of October next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Company issued the Notes under an Indenture dated as of May 7, 2003, as amended and supplemented by a Supplemental Indenture dated as of May 7, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.

                  (5)      OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to May 1, 2007. Thereafter, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year                                                                                  Percentage
----                                                                                  ----------
2007.............................................................................      103.750%
2008.............................................................................      101.875%
2009 and thereafter..............................................................      100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time on or prior to May 1, 2006, the Company may on any one or more occasions redeem Notes with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 107.5% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date; provided that at least 65% in aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

                  (6)      MANDATORY REDEMPTION.

         The Company will not be required to make mandatory redemption payments with respect to the Notes.

                  (7)      REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 10 business days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will commence an offer to all Holders of Notes and, at the Company's option, all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision contained in the "Description of Notes" in the Company's prospectus supplement dated May 2, 2003 with respect to the Notes to the extent that such provision in the "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption

(including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Sections 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 60 consecutive days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with any other agreement in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Company which default (A) is caused by a Payment Default or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more, provided that any default described in clause (A) or (B) above on the MDP Notes shall not constitute an Event of Default so long as the Company cures such default within 30 days of a final judgment by a court of competent jurisdiction that such default on the MDP Notes exists or that any alleged unpaid principal or interest on the MDP Notes is due and owing, which judgment is not stayed, paid or discharged within such 30 day period; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries; and (ix) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a written statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default.

                  (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Corrections Corporation of America
         10 Burton Hills Boulevard
         Nashville, Tennessee 37215
         Attention: Irving E. Lingo, Jr.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                              Your Signature:___________________________________
                                   (Sign exactly as your name appears on the
                                    face of this Note)

Signature Guarantee*: _________________________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                     [ ] Section 4.10 [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                    $_______________

Date: _______________

                                Your Signature: ________________________________
                                     (Sign exactly as your name appears on the face of this Note)

                                Tax Identification No.:_________________________

Signature Guarantee*:  _________________________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                       Amount of decrease    Amount of increase in    of this Global Note       Signature of
                       in Principal Amount      Principal Amount        following such       authorized officer
                               of                      of                  decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------        ----------------        ----------------         -------------            ---------

                                                                       EXHIBIT B

                          FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 7, 2003 (the "Indenture"), as amended and supplemented by the Supplemental Indenture dated May 7, 2003 among Corrections Corporation of America, (the "Company"), the Guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                              GUARANTOR(S)

                                              By:______________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE

                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of [________________, 200__, among __________________] (the "Guaranteeing
Subsidiary"), a subsidiary of Corrections Corporation of America (or its permitted successor), a Maryland corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of May 7, 2003, as amended and supplemented by the supplemental indenture dated as of May 7, 2003 (the "Indenture") providing for the issuance of the Company's 7 1/2% Senior Notes due 2011 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                           (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of, and premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                           (b)      The obligations hereunder shall be
                  unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                           (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                           (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                           (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                           (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                           (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

                           (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

                           (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         4.       GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC.ON CERTAIN TERMS.

                           (a) The Guaranteeing Subsidiary may not sell or otherwise dispose of all substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

                           (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                           (ii)     either (A) subject to Sections 10.04 and
                  10.05 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation,
                  Section 4.10 thereof.

                           (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                           (c)      Except as set forth in Articles 4 and 5 and
                  Section 10.05 of Article 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5.       RELEASES.

                           (a)      In the event of any sale or other
                  disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation
                  Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

                           (b)      Any Guarantor not released from its
                  obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated: _______________, 20___

                                              GUARANTEEING SUBSIDIARY

                                              By: ______________________________
                                              Name:
                                              Title:

                                              CORRECTIONS CORPORATION OF AMERICA

                                              By: ______________________________
                                              Name:
                                              Title:

                                              EXISTING GUARANTORS

                                              By: ______________________________
                                              Name:
                                              Title:

                                              U.S. BANK NATIONAL ASSOCIATION
                                               as Trustee

                                              By: ______________________________
                                                    Authorized Signatory